Exhibit 99.1

FOR FURTHER INFORMATION:

Andrea K. Tarbox

Vice President and Chief Financial Officer

847.239.8812

FOR IMMEDIATE RELEASE

TUESDAY, SEPTEMBER 9, 2014

KAPSTONE ANNOUNCES EXECUTIVE SALE OF STOCK

NORTHBROOK, IL, September 9, 2014 — KapStone Paper and Packaging Corporation (NYSE: KS) (“KapStone”) today announced Matthew Kaplan,  President and Chief Operating Officer,   sold 350,000 common shares of the Company.  Mr. Kaplan is selling the shares to generate liquidity to meet some near-term obligations.  The sale represents approximately 10 per cent of Kaplan’s individual interest in KapStone, which, post sale, exceeds 3,000,000 shares.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes four paper mills and 22 converting plants, respectively, across the US. The business employs approximately 4,600 people.

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